UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2020

OCCIDENTAL PETROLEUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9210 (Commission File Number)	95-4035997 (IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas (Address of Principal Executive Offices)	77046 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	OXY	New York Stock Exchange
Warrants to Purchase Common Stock, par value $0.20	OXY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 7.01	Regulation FD Disclosure.

On December 7, 2020, Occidental Petroleum Corporation (“Occidental”) issued a press release announcing that it had commenced cash tender offers (together with the related consent solicitations described below, the “Tender Offers”) to purchase its outstanding 2.600% Senior Notes due 2021, 3.125% Senior Notes due 2022, 2.600% Senior Notes due 2022, 2.700% Senior Notes due 2022 and 2.70% Senior Notes due 2023 (collectively, the “Subject Notes”), subject to a maximum aggregate purchase price equal to $1.5 billion and a $150 million sub-cap in the case of the 2.70% Senior Notes due 2023.

The Tender Offers are made upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated December 7, 2020 (the “Offer to Purchase”).  The Tender Offers will expire at 11:59 p.m., New York City time, on January 5, 2020, unless extended or terminated by Occidental.  Holders of Subject Notes that are validly tendered prior to 5:00 p.m., New York City time, on December 18, 2020 and accepted for purchase pursuant to the applicable Tender Offer will receive, in addition to the applicable tender offer consideration, the applicable early tender premium for such series of Subject Notes, in each case subject to the term and conditions described in the Offer to Purchase.  Occidental intends to fund the Tender Offers with proceeds from a concurrent registered offering of senior unsecured notes.

In connection with the Tender Offers, Occidental is also soliciting consents from the holders of the Subject Notes for proposed amendments described in the Offer to Purchase that would, among other things, eliminate certain restrictive covenants contained in the indentures governing the Subject Notes (the “Proposed Amendments”).  Adoption of the Proposed Amendments with respect to each such series of Subject Notes requires the requisite consent applicable to each such series of Subject Notes as described in the Offer to Purchase.

The Tender Offers are conditioned upon the satisfaction or waiver of conditions set forth in the Offer to Purchase.  Occidental reserves the right to amend, extend, withdraw or terminate any of the Tender Offers in its sole discretion, subject to applicable law.

A copy of the press release relating to the commencement of the Tender Offers is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein in its entirety.

Item 8.01	Other Events.

Occidental is providing the disclosure set forth below, which disclosure was also included in Occidental’s preliminary prospectus supplement, dated December 7, 2020, in connection with a registered offering of senior unsecured notes (the “Preliminary Prospectus”).  The information in this Current Report on Form 8-K should be read in conjunction with the risk factors in Occidental’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”) and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020 (the “Form 10-Qs”) and the information under the caption “Cautionary Statement Regarding Forward-Looking Statements” in the Form 10-Qs.

The following risk factors were included in the Preliminary Prospectus.

The COVID-19 pandemic has adversely affected our business, and the ultimate effect on our operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted.

The COVID-19 pandemic has adversely affected the global economy, disrupted global supply chains and created significant volatility in the financial markets. In addition, the pandemic has resulted in travel restrictions, business closures and the institution of quarantining and other restrictions on movement in many communities. As a result, there has been a significant reduction in demand for and prices of crude oil, natural gas and NGL. If the reduced demand for and prices of crude oil, natural gas and NGL continue for a prolonged period, our operations, financial condition, cash flows, level of expenditures and the quantity of estimated proved reserves that may be attributed to our properties may be materially and adversely affected. On April 12, 2020, certain members of OPEC+ had agreed to production cuts intended to mitigate the oil supply and demand imbalance to stabilize prices; on December 3, 2020, however, certain members agreed to modestly increase production in January 2021. Though declining U.S. production has helped mitigate the supply and demand imbalance this year, we expect that oil prices in the near term will continue to be influenced by the duration and severity of the COVID-19 pandemic and its resulting impact on oil and gas demand, the extent to which countries abide by the OPEC+ production agreement and U.S. production levels.

Our operations also may be adversely affected if significant portions of our workforce are unable to work effectively, including because of illness, quarantines, government actions, or other restrictions in connection with the pandemic. We have implemented workplace restrictions in our offices and work sites for health and safety reasons, and continue to monitor national, state and local government directives where we have operations and/or offices. Further, our business plan, including our financing and liquidity plan, includes, among other things, planned divestitures. If general economic conditions or conditions in the energy industry persist at current levels for an extended period of time, we may not be able to complete these transactions on favorable terms, in a timely manner or at all. The extent to which the COVID-19 pandemic adversely affects our business, results of operations, and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and actions taken by governmental authorities and other third parties in response to the pandemic. The COVID-19 pandemic may also materially adversely affect our operating and financial results in a manner that is not currently known to us or that we do not currently consider to present significant risks to our operations. To the extent the COVID-19 pandemic may continue to adversely affect our business, operations, financial condition and operating results, it may also have the effect of heightening the other risks described in this “Risk Factors” section (including those described in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, which are incorporated by reference in this prospectus supplement), such as those relating to our high level of indebtedness, our need to generate sufficient cash flows to service our indebtedness, and our ability to comply with the covenants contained in the agreements that govern our indebtedness.

Governmental actions and political instability may affect our results of operations.

Our businesses are subject to the actions and decisions of many federal, state, local and foreign governments and political interests. As a result, we face risks of:

•
new or amended laws and regulations, or new or different applications or interpretations of existing laws and regulations, including those related to drilling, manufacturing or production processes (including well stimulation techniques such as hydraulic fracturing and acidization), pipelines, labor and employment, taxes, royalty rates, permitted production rates, entitlements, import, export and use of raw materials, equipment or products, use or increased use of land, water and other natural resources, safety, the manufacturing of chemicals, asset integrity management, the marketing or export of commodities, security and environmental protection, all of which may restrict or prohibit our activities or those of our contractors, increase our costs or reduce demand for our products. In addition, violation of certain governmental laws and regulations may result in strict, joint and several liability and the imposition of significant civil and criminal fines and penalties;

•	refusal of, or delay in, the extension or grant of exploration, development or production contracts; and

•	development delays and cost overruns due to approval delays for, or denial of, drilling, construction, environmental and other regulatory approvals, permits and authorizations.

As an example of state governmental actions, the Colorado Oil and Gas Conservation Commission (“COGCC”) has adopted new regulations that will impose, as of January 2021, siting requirements or “setbacks” on certain oil and gas drilling locations based on the distance of a proposed well pad to occupied structures. Pursuant to the regulations, well pads cannot be located within 500 feet of an occupied structure without the consent of the property owner. As part of the permitting process, the COGCC will consider a series of siting requirements for all drilling locations located between 500 feet and 2,000 feet of an occupied structure. Alternatively, the operator may seek a waiver from each owner and tenant within the designated distance. We are currently evaluating the impact of these regulations on our business. At this time, we do not anticipate near-term changes to our development program in the DJ basin based on these regulations; we may, however, experience increased costs to comply with such requirements or delays or curtailment in permitting, impacting our exploration, development, or production activities. Such delays, curtailments, limitations, or prohibitions, if determined to be significant, could have a material adverse effect on our future cash flows and results of operations and may negatively impact our reportable quantities of proved undeveloped oil and gas reserves.

In addition, we have and may continue to experience adverse consequences, such as risk of loss or production limitations, because certain of its international operations are located in countries affected by political instability, nationalizations, corruption, armed conflict, terrorism, insurgency, civil unrest, security problems, labor unrest, OPEC production restrictions, equipment import restrictions and sanctions. Exposure to such risks may increase if a greater percentage of our future oil and gas production or revenue comes from international sources.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 7, 2020 (Launch Press Release).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ Nicole E. Clark
	Name:	Nicole E. Clark
	Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date: December 7, 2020